EX-23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP


                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Ducommun Incorporated, which is incorporated by reference in Ducommun Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 20, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
October 26, 2001